Exhibit 10.1

Marsha G. Prokop	Baxter Healthcare Corporation
Director, Contract Management	25212 W. Illinois Route 120 (WG2-3S)
BioPharma Solutions	Round Lake, Illinois 60073
Tel: 847.270.5250

July 12, 2010

EKR Therapeutics, Inc.

1545 US Highway 206, 3rd Floor

Bedminster, NJ 07921

Attn:	Sue Bacso
Sr. Vice President, Operations & Supply

Re:	First Amendment to Amended and Restated Development and Manufacturing Agreement

Dear Ms. Bacso:

EKR Therapeutics, Inc. (“EKR”) and Baxter Healthcare Corporation (“Baxter”) entered into an Amended and Restated Development and Manufacturing Agreement effective November 6, 2009 (the “Original Agreement”).

The parties wish to amend Section 18.0, Notices, of the Original Agreement by deleting the fourth paragraph in its entirety and replacing it with the following:

“If to EKR:

EKR Therapeutics, Inc.

1545 US Highway 206, 3rd Floor

Bedminster, NJ 07921

Attn: Sue Bacso, Sr. Vice President, Operations & Supply

Fax: 866-929-5957”

Except as modified by this Amendment, the terms of the Original Agreement shall continue in full force and effect. For convenience this Amendment may be executed in counterparts with the same force and effect as if each of the signatories had executed this same instrument.

Very truly yours,	AGREED AND ACCEPTED:

BAXTER HEALTHCARE CORPORATION	EKR Therapeutics, Inc.

/s/ Marsha G. Prokop	By:	/s/ Susan Bacso
Marsha G. Prokop	Name: 7/14/2010
Director, Contract Management